Exhibit 3.2

Delaware	Page 1
The First State

I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED PARTNERSHIP OF “HARBOURVEST PRIVATE EQUITY SECONDARIES FUND (TE) L.P.’’, FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF FEBRUARY, A.D. 2026, AT 12:50 O’CLOCK P.M.

/s/ Charuni Patibanda-Sanchez Charuni Patibanda-Sanchez, Secretary of State
10514128 8100 SR# 20260633784	Authentication: 203118473 Date: 02-17-26

You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF LIMITED PARTNERSHIP

OF

HARBOURVEST PRIVATE EQUITY SECONDARIES FUND (TE) L.P.

This Certificate of Limited Partnership of HarbourVest Private Equity Secondaries Fund (TE) L.P. (the “Partnership”), dated as of February 17, 2026, is being duly executed and filed by HarbourVest GP LLC, a Delaware limited liability company, as general partner, to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del.C. §17-101, et seq.).

1. Name. The name of the limited partnership is HarbourVest Private Equity Secondaries Fund (TE) L.P.

2. Registered Office and Agent. The address of the registered office of the Partnership in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

3. General Partner. The general partner of the Partnership and its mailing address are as follows:

HarbourVest GP LLC

c/o HarbourVest Partners, LLC

One Lincoln Street, Suite 1700

Boston, Massachusetts 02111

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:50 PM 02/17/2026
FILED 12:50 PM 02/17/2026
SR 20260633784 - File Number 10514128

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership as of the date first-above written.

HARBOURVEST GP LLC
Its General Partner

By:	HARBOURVEST PARTNERS, LLC
Its Managing Member

By:	/s/ Mary Traer
	Name:	Mary Traer
	Title:	Managing Director

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